Red Trail Energy LLC
PO Box 11
3682 HWY 8S
Richardton, ND 58652

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Red Trail Energy
PO Box 11, 3682 Hwy 8 S, Richardton, ND 58652

RED TRAIL REPORT

First Quarter 2011



Gerald Bachmeier, CEO

Greetings from Richardton, North Dakota! As mentioned in the previous newsletter, even though 2010 was an excellent year financially for our Company, there continue to be many challenges ahead both for our Company and the ethanol industry, with some of those challenges reflected in RTE's first quarter financial performance. The volatility shown by commodities throughout the first quarter and ongoing as I'm typing this letter continue to surprise even the most experienced professionals. On the industry challenge side, some members of Congress have recently proposed legislation to immediately end any incentives related to ethanol. Senator Charles Grassley of Iowa, a strong ethanol supporter, has countered by introducing legislation that would extend the VEETC credit at a fixed rate for two years then switch over to a variable rate for three years, depending on oil prices, before it would then expire. To show your support for this bill, please contact North Dakota's Congressional delegation whose contact information is on page three of this newsletter.

Another challenge we dealt with in the first quarter was extremely cold weather and mechanical issues that required us to operate at a reduced production rate for an extended period of time. Fortunately we were able to complete modifications to our coal combustor and fix the mechanical problems during our recently completed spring shutdown and are now up and running at full production rate. During the shutdown, we also completed the final tie-ins for our flu gas recirculation project and our alternative fuel for the combustor and are in the process of putting both of those projects on-line as well. These projects will reduce energy consumption by the plant and also lower our carbon foot print. A full update on these projects will be given at the Annual Meeting.

Speaking of the annual meeting, we are trying some new things this year in an effort to improve attendance and participation, including an evening meeting time and also offering a meal (See R.S.V.P. details on page two). I strongly encourage all members to attend the annual meeting scheduled for June 23 in Bismarck.

I'd also like to introduce the newest member of Team Red Trail, Dr. Eli Sotillo. We are happy to add Eli's knowledge and experience to the team and are confident that Eli will fit right in as yet another employee working hard to help Red Trail operate successfully. In closing, I would once again like to thank you for your continued confidence and support.

MEET OUR NEW OPERATIONS MANAGER



Dr. Eli Sotillo joined Team Red Trail on May 1, 2011 as our new Operations Manager. Eli brings over 25 years of versatile experience as a cereal chemist in various processing facilities around the world such as International Foods, Bunge, ConAgra, Global Ethanol Services, and Cilion, Inc in positions ranging from plant management to overall operations management. Eli has worked with wheat,corn milling, extrusion operations, malting and brewing, fermentation, enzymatic reactions and product development and improvement. Eli also served as CTO Plant Operations of Global Ethanol Services, Coltivare, LLC, and Operations Manager of Midwest Grain Processors Cooperative. In his role as the Operations Manager, Eli was responsible for the safe and efficient ethanol operations of the MGP facility in Lakota, Iowa. Eli holds a patent in specialty processing of grains and has been published several times on topics relating to grain processing and food technology.
Eli's primary role at Red Trail Energy will be to insure efficient operations and help to search for new technologies in the Bio-fuel area. We are excited to have Eli on board as part of our team.

ANNUAL MEETING

In an effort to increase member participation at our annual meeting, RTE has teamed up with some of its vendors to offer some great door prizes to all the investors that have either returned a completed proxy card prior to the annual meeting or are present at the meeting. These prizes include a **LAS VEGAS VACATION!** The vendors responsible for these gifts include ICI, Genencor, West Moreland, U.S. Waters and Univar. You should receive your proxy materials within the next week or two. Please return your completed proxy card to RTE or attend the annual meeting to ensure your chance to win!

RESUMPTION OF UNIT TRADING

Resumption of unit trading took place in Q1 of 2011 after having been suspended for several months. Below is a table showing trades that closed during the first quarter along with a table showing units available as of 5/12/11. For additional information please see www.redtrailenergyllc.com or www.alerusagcoopstock.com

Recent Sales

Order Date	Shares Purchased	Price
05/05/11	10,000	$0.65
04/28/11	10,000	$0.65
04/20/11	20,000	$0.65
04/15/11	24,000	$0.65
04/14/11	10,000	$0.62
03/02/11	10,000	$0.50
05/04/10	10,000	$0.50

Available Sales

Price per Share	Shares Available	Effective Date	Expiration Date
$0.65	16,000	5/19/2011	8/18/2011
$0.68	20,000	5/7/2011	8/20/2011
$0.80	10,000	3/31/2011	7/14/2011
$0.85	20,000	3/29/2011	7/12/2011
$0.90	10,000	3/9/2011	6/22/2011
$1.00	10,000	2/23/2011	6/8/2011
$1.00	10,000	4/9/2011	7/23/2011
$1.00	25,000	4/22/2011	8/5/2011

MARK YOUR CALENDARS!

RTE's Fifth Annual Meeting will be on June 23rd at the Ramkota Hotel in Bismarck, ND. Registration begins at 5:00pm and a meal will be served at 5:30p.m. The meeting portion is scheduled to begin at 7:00p.m. Please contact Jennifer at jennifer@redtrailenergy.com or (701) 974-3308 Ext. 101 if you plan on attending the **meal**. To reserve a room at the Ramkota, please call (701) 258-7700 and ask for the Red Trail Energy room block., which will be held until June 17th.


Closing Corn Prices for 2011
$8.00
$7.80
$7.60
$7.40
$7.20
$7.00
$6.80
$6.60
$6.40
$6.20
$6.00
Jan. 2011
Feb. 2011
Mar. 2011
Apr. 2011
May 2011

Going Green!

Would you prefer your newsletter by email? If so, please send an email to Jennifer@redtrailenergy.com

Newsletters are also available on our web-site: www.redtrailenergyllc.com

FINANCIALS

1st Quarter 2011



Red Trail had a net loss of ~$149k the first quarter of 2011 compared to net income of just under $3.0 million in Q1-2010. A significant contributor to this difference was income of approximately $1.0 million recorded in Q1-2010 related to a business interruption insurance claim. Also contributing to this difference were some material unrealized and realized hedging losses recorded this year related to the volatile commodity markets (mentioned by Gerald on page one and also reflected on the chart on page two). We also had to run the plant at a lower production rate due to some mechanical issues this past quarter. With regards to this reduced production rate, there was some lost margin during the time-frame of lower production so we are in the process of assembling the necessary information to determine if business interruption insurance proceeds might again be warranted. One line item of note on the Q1-2011 financial statements is interest expense of ~$557,000 in 2011 compared to ~$1.1 million in 2010. This decrease of > $500k is consistent with the substantial reduction in debt discussed in the previous newsletter.

Please refer to the Company's 10-Q for Q1-2011 which can be accessed via a link on Red Trail's web-site (www.redtrailenergyllc.com) to the SEC web-site. Or contact the office and a copy will be mailed to you.

Sincerely, Kent Anderson, Chief Financial Officer

Balance Sheets	March 31, 2011 (Unaudited)	December 31, 2010 (Audited)
Total Assets	$86,917,327	$89,924,953
Total Liabilities	$44,162,448	$47,020,817
Members Equity	$42,754,879	$42,904,136
Book Value per Unit	$1.07	$1.07
Debt to equity ratio	1.04	1.10

Statements of Operations	Three Months Ended March 31, 2011 (Unaudited)	Three Months Ended March 31, 2010 (Unaudited)
Revenues	$31,953,093	$28,886,891
Gross Profit	$998,644	$3,707,899
Net Income (Loss)	$(149,257)	$2,984,492
Net Income (Loss) Per unit	$ 0.00	$ 0.07
Average Units Outstanding	40,193,973	40,193,973

Contact North Dakotas' Congressional Team

Senator Kent Conrad
530 Hart Senate Office Building
Washington, DC 20510
Phone: 202-224-2043
www.conrad.senate.gov

Senator John Hoeven
120 Russell Senate Office Bldg.
Washington, DC 20510
Phone: 202-224-2551
www.hoeven.senate.gov

Rep. Rick Berg
323 Cannon House Office Building
Washington, DC 20515
Phone: 202-225-2611
www.berg.house.gov